Exhibit 2.1.1
     AMENDMENT TO DEPOSIT AGREEMENT dated as of May 22, 2006 (this “Amendment”), among VIVENDI (formerly known as Vivendi Universal) (the “Company”), THE BANK OF NEW YORK, as depositary (the “Depositary”), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued under the Deposit Agreement referred to herein.
W I T N E S S E T H:
     WHEREAS, the Company and the Depositary entered into a Deposit Agreement dated as of April 19, 1995, as amended and restated as of December 8, 2000 (the “Deposit Agreement”) for the purposes set forth in that agreement; and
     WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary wish to amend the Deposit Agreement; and
     WHEREAS, Owners of a majority of the outstanding American Depositary Shares have given to the Company their written consent to the substance of this Amendment;
     NOW, THEREFORE, the Company and the Depositary hereby agree as follows:
     1.  Section 6.02 of the Deposit Agreement is hereby amended by replacing the first paragraph of that Section with the following:
“The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination.”
     2.  Section 6.02 of the Deposit Agreement is hereby amended by replacing the third sentence of the third paragraph of that Section with the following:
“At any time after the expiration of 25 days from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.”
     3.  Article 21 of the form of Receipt attached as Exhibit A to the Deposit Agreement is hereby amended by replacing the first paragraph of that Article with the following:

“The Depositary shall, at any time at the direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination.”
     4.  Article 21 of the form of Receipt attached as Exhibit A to the Deposit Agreement is hereby amended by replacing the third sentence of the third paragraph of that Article with the following:
“At any time after the expiration of 25 days from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.”
     5.  The foregoing amendments shall be effective immediately.
     6.  Except for the foregoing amendments, the Deposit Agreement shall remain in full force and effect.
     7.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
     8.  This Amendment may be executed in one or more counterparts, and all those counterparts together shall constitute one original document.

     IN WITNESS WHEREOF, VIVENDI and THE BANK OF NEW YORK have duly executed this Amendment as of the date first above written.

VIVENDI
By:
	Name:	George E. Bushnell III
	Title:	Senior Vice President and Deputy General Counsel

THE BANK OF NEW YORK
By:
Name:
Title:

     IN WITNESS WHEREOF, VIVENDI and THE BANK OF NEW YORK have duly executed this Amendment as of the date first above written.

VIVENDI
By:
Name:
Title:

THE BANK OF NEW YORK
By:
	Name:	Joanne F. DiGiovanni
	Title:	Vice President